EXHIBIT 99.1

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The estimated costs and expenses payable by us in connection with the issuance and distribution of $300,000,000 aggregate principal amount of 2.95% First Mortgage Bonds due 2023 being registered pursuant to our Registration Statement on Form S-3ASR (Registration No. 333-170954), as supplemented, other than underwriting discounts and commissions, are set forth as follows:

Registration fee	$40,920
Legal fees and expenses	80,000
Accounting fees and expenses	100,000
Trustee fees	10,000
Rating agency fees	200,000
Indenture recording fees	45,000
Printing and delivery of registration statement, prospectus, certificates, etc.	20,000
Miscellaneous expenses	4,080
Total	$500,000